As filed with the Securities and Exchange Commission on May 11, 2006 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wild Oats Markets, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	84-1100630 (I.R.S. Employer Identification No.)

3375 Mitchell Lane
Boulder, Colorado 80301-2244

(Address of principal executive offices)

2006 Equity Incentive Plan

(Full title of the plans)
Freya R. Brier
Senior Vice President
Wild Oats Markets, Inc.
3375 Mitchell Lane
Boulder, Colorado 80301-2244
(303) 440-5220

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Francis R. Wheeler, Esq.
Cooley Godward LLP
380 Interlocken Crescent
Suite 900
Broomfield, Colorado 80021-8023
(720) 566-4231

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
		Offering	Aggregate	Amount of
Title of Securities to be Registered	Amount to be Registered (1)	Price per Share (2)	Offering Price (2)	Registration Fee
2006 Equity Incentive Plan	2,350,000 shares	$19.00	$44,650,000.00	$4,777.55
Stock Options and Common Stock (par value $.001)

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock issuable under the 2006 Equity Incentive Plan set forth herein that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on May 8, 2006 as reported on the Nasdaq National Market.

SIGNATURES
EXHIBIT INDEX
Opinion/Consent of Cooley Godward LLP
Consent of Ernst & Young LLP
Consent of PricewaterhouseCoopers LLP
Power of Attorney
2006 Equity Incentive Plan

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed by Wild Oats Markets, Inc., a Delaware corporation, (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:
     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;
     (b) Our amendments on Form 10-K/A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;
     (c) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;
     (d) The description of our Common Stock contained in our registration statement on Form 8-A filed on October 17, 1996;
     (e) The description of rights to purchase our Series A Junior Participating Preferred Stock contained in our registration statement on Form 8-A dated May 21, 1998; and
     (f) All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.
DESCRIPTION OF SECURITIES
     Not applicable.
INTERESTS OF NAMED EXPERTS AND COUNSEL
     Not applicable.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company’s Amended and Restated Bylaws, as amended also provide that the Company will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by Delaware law, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company’s Amended and Restated Certificate of Incorporation, as amended, provides for the elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provisions do not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.
     The Company has entered into agreements with its directors and certain executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company, provided that such person’s conduct was not knowingly fraudulent or deliberately dishonest and did not constitute willful misconduct. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.
     The above discussion of the Company’s Amended and Restated Certificate of Incorporation, as amended, Amended and Restated Bylaws, as amended, and the Delaware General Corporation Law is only a summary and is qualified in its entirety by the full text of each of the foregoing.
EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.
EXHIBITS

Exhibit
Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Company (1)

4.2	Certificate of Correction to Amended and Restated Certificate of Incorporation of the Company (1)

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (2)

4.4	Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (3)

4.5	Amended Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (4)

4.6	Amended and Restated By-Laws of the Company (1)

4.7	First Amendment to Amended and Restated Bylaws of the Company, adopted March 24, 2006 (5)

4.8	Rights Agreement dated May 22, 1998 between the Company and Norwest Bank Minnesota (3)

4.9	Amendment No. 1 to Rights Agreement dated February 26, 2002 between the Company and Wells Fargo Bank, N.A (6)

4.10	Amendment No. 2 to Rights Agreement, dated March 24, 2006 between the Company and Wells Fargo Bank, N.A., as successor in interest to Norwest Bank Minneapolis, N.A. (5)

4.11	Specimen stock certificate (7)

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

24.1	Power of Attorney

99.1	2006 Equity Incentive Plan
(1)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 28, 1996 (File No. 0-21577).

(2)	Incorporated by reference to the Company’s Amendment No. 2 to the Registration Statement on Form S-3, filed with the Commission on November 10, 1999 (File No. 333-88011).

(3)	Incorporated by reference to the Company’s Form 8-K filed with the Commission on May 21, 1998 (File No. 0-21577).

(4)	Incorporated by reference to the Company’s Form 8-K filed with the Commission on May 25, 2004 (File No. 0-21577).

(5)	Incorporated by reference to the Company’s Form 8-K filed with the Commission on March 27, 2006. (File No. 0-21577).

(6)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2001 (File No. 0-21577).

(7)	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on August 30, 1996 (File No. 333-11261).

UNDERTAKINGS
1.	The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
                    (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
                    (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
                    (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
                    (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on May 11, 2006.

Wild Oats Markets, Inc.

By:	/s/ Robert B. Dimond Robert B. Dimond, Chief Financial Officer
(Principal Financial and Accounting Officer)
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Perry D. Odak Perry D. Odak	Chief Executive Officer and Director (Principal Executive Officer)	May 11, 2006

/s/ Robert B. Dimond Robert B. Dimond	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 11, 2006

*
Stacey Bell	Director	May 11, 2006

*
Brian K. Devine	Director	May 11, 2006

*
David Gallitano	Director	May 11, 2006

*	Director	May 11, 2006
John A. Shields

*By:	/s/Freya R. Brier
	Freya R. Brier, as Attorney in Fact	Attorney in Fact	May 11, 2006

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Company (1)

4.2	Certificate of Correction to Amended and Restated Certificate of Incorporation of the Company (1)

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (2)

4.4	Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (3)

4.5	Amended Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (4)

4.6	Amended and Restated By-Laws of the Company (1)

4.7	First Amendment to Amended and Restated Bylaws of the Company, adopted March 24, 2006 (5)

4.8	Rights Agreement dated May 22, 1998 between the Company and Norwest Bank Minnesota (3)

4.9	Amendment No. 1 to Rights Agreement dated February 26, 2002 between the Company and Wells Fargo Bank, N.A (6)

4.10	Amendment No. 2 to Rights Agreement, dated March 24, 2006 between the Company and Wells Fargo Bank, N.A., as successor in interest to Norwest Bank Minneapolis, N.A. (5)

4.11	Specimen stock certificate (7)

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

24.1	Power of Attorney

99.1	2006 Equity Incentive Plan
(1)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 28, 1996 (File No. 0-21577).

(2)	Incorporated by reference to the Company’s Amendment No. 2 to the Registration Statement on Form S-3, filed with the Commission on November 10, 1999 (File No. 333-88011).

(3)	Incorporated by reference to the Company’s Form 8-K filed with the Commission on May 21, 1998 (File No. 0-21577).

(4)	Incorporated by reference to the Company’s Form 8-K filed with the Commission on May 25, 2004 (File No. 0-21577).

(5)	Incorporated by reference to the Company’s Form 8-K filed with the Commission on March 27, 2006. (File No. 0-21577).

(6)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2001 (File No. 0-21577).

(7)	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on August 30, 1996 (File No. 333-11261).